Exhibit 15

Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

The Board of Directors and Stockholders of The Western Union Company

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of The Western Union Company for the registration of debt securities of our report dated May 1, 2008 relating to the unaudited condensed consolidated interim financial statements of The Western Union Company that are included in its Form 10-Q for the quarter ended March 31, 2008.

/s/ Ernst & Young LLP

Denver, Colorado

May 1, 2008